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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated June 10, 2002, accompanying the financial statements and schedule included in the Kent Electronics Corporation Tax-Deferred Savings and Retirement Plan and Trust's Form 11-K for the period from January 1, 2001 to November 8, 2001 and the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Kent Electronics Corporation on Form S-8 (File No. 33-18527).



GRANT THORNTON LLP


Houston, Texas
July 11, 2002